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                                                                EX. 10.7

                               TELCOBUY.COM, LLC
                                UNIT OPTION PLAN

SECTION 1. PURPOSE OF THE PLAN.

     The Telcobuy.com, LLC Unit Option Plan (the "Plan") is intended as an incentive to employees, directors, consultants, advisors, strategic partners and other key individuals associated with either Telcobuy.com, LLC or World Wide Technology, Inc. to contribute to the growth and success of the Company.

SECTION 2. DEFINITIONS.

     2.1. "Board" shall mean the board of managers or board of directors (whichever is applicable) of the Company.

     2.2. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.3. "Company" shall mean Telcobuy.com, LLC

     2.4. "Conversion" shall mean a change in the business form in which the Company is organized from a limited liability company to a corporation described in subchapter C of Chapter 1 of Subtitle A of the Code.

     2.5. "Disabled" or "Disability" shall mean permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, shall mean that an optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A person shall be considered disabled only if he or she furnishes such proof of disability as the Committee may require.

     2.6. "Investor Managers" shall mean Scott Collins and Sean Dalton, or such other representative or representatives of Summit Partners and Highland Capital Partners as may be subsequently appointed to the Board.

     2.7. "Units" shall mean equity interests in the Company, as further defined in Section 3.1.

     2.8. "Outside Director" shall mean a director of the Company who (1) is not an employee of the Company, Parent or a Subsidiary while he or she is a member of the Committee; (2) is not a former employee of the Company, Parent or a Subsidiary who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (3) has not been an Officer of the Company, Parent or a Subsidiary; and (4) shall not receive Remuneration from the Company, Parent or a Subsidiary either directly or indirectly in any capacity other than as a director. "Remuneration" and "Officer" as used herein


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shall be determined in accordance with Treas. Reg. Section 1.162-27(e)(3) or any successor thereto.

     2.9. "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Section 424 of the Code.

     2.10. "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in
Section 424 of the Code.

     2.11. "WWT" shall mean World Wide Technology, Inc.

SECTION 3. UNITS SUBJECT TO THE PLAN.

     3.1 Units Available For Grants of Options. Each Unit shall represent a fractional equity interest in the Company. 10% of the total Class C Units shall be available for award pursuant to the Plan, subject to adjustment under Section
15. The value of the equity of the Company shall be determined from time to time in the sole discretion of the Committee.

     3.2 Unpurchased Units. If any option under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased Units subject thereto shall again be available for the purposes of the Plan.

SECTION 4. ADMINISTRATION.

     The Plan shall be administered by the Committee referred to in Section 5. Subject to the express provisions of the Plan, the Committee, in consultation with the Investor Managers, shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, options shall be granted and the number of Units to be subject to each option. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company's success and such other factors as the Committee, in its sole discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Section 4 shall be conclusive.

SECTION 5. THE COMMITTEE.


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     5.1 Composition. Prior to the date on which the "reliance period" defined in Treas. Reg. Section 1.162-27(f)(2) or any successor thereto ends, the Plan shall be administered by the Chief Executive Officer of the Company ("CEO") (unless and until the CEO requests that the Board appoint the Committee and the members thereof to administer the Plan), in which case the term "Committee" when used herein with respect to the administration of the Plan shall be deemed to mean the CEO. After the date on which the "reliance period" defined in Treas. Reg. Section 1.162-27(f)(2) or any successor thereto ends, such Committee shall consist of two or more Outside Directors and the CEO; provided that, the CEO may not vote with respect to the grant of an option to an individual who is a "covered employee" as defined in Section 163(m)(3) of the Code. The Committee shall be appointed by the Board in accordance the terms of the Operating Agreement effective at the time (which currently requires one Investor Manager to be a member of the Committee), which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Board shall select one of the Committee members as its Chairman. The Committee (including the CEO) may appoint such agents as it deems necessary for the effective exercise of its duties, and may, to the extent not inconsistent with the terms of the Plan, delegate to such agents any ministerial duties as the Committee may deem expedient or appropriate.

     5.2 Meetings. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at any meeting at which there is a quorum. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable

SECTION 6. ELIGIBILITY.

     Unit options may be granted to any individual pursuant to the sole discretion of the Committee in accordance with Section 4.

SECTION 7. OPTION PRICES.

     The purchase price of the Units under each option shall be determined from time to time by the Committee, which need not be uniform for all optionees.

SECTION 8. PAYMENT OF OPTION PRICES.

     The purchase price for an option is to be paid in full upon the exercise of the option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company (either actual or by attestation) of Units (or common stock or other equity securities substituted for Units pursuant to Section 15.2, provided that the optionee has owned such common stock or other equity securities for a period of at least six (6) months as of the date of such tender), owned by the optionee and registered in his or her name, having a fair market value equal to the cash


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exercise price of the option being exercised, with the fair market value of such Units to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations, or (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof. Other restrictions on the exercise of an option shall be those set forth in the option agreements which shall be approved by the Committee. The proceeds of sale of Units (or common stock or other equity securities substituted for Units pursuant to Section 15.2) subject to option are to be added to the general funds of the Company or to the Units held in its Treasury, and used for its corporate purposes as the Board shall determine.

SECTION 9. EXERCISE OF OPTIONS.

     9.1 Terms and Conditions. The term of each option shall be not more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in Section 10. Within such limit, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all optionees.

     9.2 Rights of Optionee. The holder of an option shall have none of the rights of a unit holder with respect to the Units subject to the option until such Units shall be issued to him or her upon the exercise of his or her option.

     9.3 Withholding. Upon exercise of an option the Committee shall withhold a sufficient number of Units to satisfy the Company's withholding obligations for any taxes incurred as a result of such exercise, and the Committee may, at the request of the optionee, withhold a sufficient number of Units to satisfy the optionee's tax liability incurred as a result of such exercise up to the maximum marginal federal, state and local tax rates; provided that, in lieu of all or part of such withholding, the optionee may pay an equivalent amount of cash to the Company.

SECTION 10.         TERMINATION OF ASSOCIATION WITH THE COMPANY OR WWT.

     10.1 In General. The holder of any option issued hereunder must exercise the option prior to his or her termination of association with the Company or WWT, except that if the association of an optionee terminates with the consent and approval of the Company, the Committee may, in its absolute discretion, permit the optionee to exercise his or her option, to the extent that he or she was entitled to exercise it at the date of such termination of association, at any time within one (1) year after such termination, but not after ten (10) years from the date of the granting thereof. The Committee shall determine in its sole discretion whether an individual's association with either the Company or WWT has terminated.

     10.2 Disability. If the optionee terminates his or her association with the Company or WWT on account of Disability, such option shall become fully vested (if not already fully vested) and the optionee may exercise such option at any time within one (1) year of the termination of his or her association but not after ten (10) years from the date of the


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granting thereof. The Committee shall determine in its sole discretion whether an individual's association with either the Company or WWT has terminated on account of Disability.

     10.3 Transfers and Leaves of Absence. With respect to an optionee who is an employee of the Company or WWT, or a Parent or a Subsidiary of either, options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company, WWT, Parent or a Subsidiary of either. The option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence.

     10.4 No Right to Continued Employment. With respect to an optionee who is an employee of the Company, Parent or a Subsidiary, nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company, Parent or a Subsidiary or interfere in any way with the right of the Company, Parent or a Subsidiary thereof to terminate his or her employment at any time.

SECTION 11.         DEATH OF HOLDER OF OPTION.

     In the event of the death of an individual to whom an option has been granted under the Plan, while he or she is associated with the Company or WWT (or Parent or a Subsidiary or either) or within a period permitted by the Committee after the termination of his or her association (or one year in the case of the termination of association of an option holder who is disabled as provided above in Section 10), the option theretofore granted to him or her shall become fully vested (if not already fully vested) and may be exercised by a legatee or legatees of the option holder under his or her last will, or by his or her personal representatives or distributees, at any time within a period of one year after his or her death, but not after ten (10) years from the date of granting thereof.

SECTION 12.         TRANSFERABILITY OF OPTIONS.

     The Committee may provide in option agreements that options are transferable. Transferability may be subject to such conditions and limitations as the Committee deems appropriate. Except to the extent otherwise expressly set forth in the option agreement, options shall not be transferable other than by will or the laws of descent and distribution, and (if exercise is required) shall be exercisable during the optionee's lifetime only by the optionee or his or her guardian or legal representative.

SECTION 13.         SUCCESSIVE OPTION GRANTS.

     Successive option grants may be made to any holder of options under the Plan.

SECTION 14.         INVESTMENT PURPOSE.

     Each option under the Plan shall be granted only on the condition that all purchases of Units thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision with respect to options granted


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under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of interests subject to the option, or upon the happening of any other contingency warranting the release of such condition. The Committee shall also have the authority to include such provisions in the option agreements as it deems appropriate in its sole discretion regarding restrictions on the transfer of Units acquired by an individual pursuant to the exercise of an option granted under the Plan.

SECTION 15.         ADJUSTMENTS.

     15.1 Changes in Capitalization or Corporate Acquisitions. Notwithstanding any other provisions of the Plan, the option agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number of Units subject to each outstanding option and the option prices in the event of changes in the outstanding Units by reason of a recapitalization, merger, consolidation, split-up, combination or exchange of Units and the like, and, in the event of any such change in the outstanding Units, the aggregate number of Units available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive. The provisions in the option agreements governing the adjustments described in this Section 15.1 need not be uniform as to each optionee, and the adjustments may be made either to increase or decrease (i) the number of Units subject to each outstanding option and/or (ii) the option prices.

     15.2 Conversion. Notwithstanding any other provisions of the Plan, the option agreements may contain such provisions as the Committee shall determine to be appropriate for (i) substituting common stock or other equity securities of a C corporation created in a Conversion for Units, and/or (ii) adjusting of the number of Units, common stock or other equity securities subject to each outstanding option as a result of a Conversion, both or either as determined by the Company in its sole discretion.

SECTION 16.         AMENDMENT AND TERMINATION.

     Either the Board or the Committee may at any time terminate the Plan, or make such modifications to the Plan as either shall deem advisable. No termination or amendment of the Plan may, without the consent of the optionee to whom any option shall theretofore have been granted, adversely affect the rights of such optionee under such option.

SECTION 17.         EFFECTIVENESS OF THE PLAN.

     The Plan shall become effective upon adoption by the Board.


SECTION 18.         TIME OF GRANTING OF OPTIONS.

     An option grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an award of an option to an eligible person (but in no event prior to the adoption of the Plan by the Board); provided that, such option is evidenced by a written option agreement duly executed on


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behalf of the Company and on behalf of the optionee within a reasonable time after the date of the Committee action.

SECTION 19.         TERM OF PLAN.

     This Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board, and no option shall be granted hereunder after the expiration of such ten-year period. Options outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

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           The foregoing Plan was approved and adopted by the Board of Managers on February 15, 2000.


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